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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements of Burlington Northern Santa Fe Corporation on Form S-8 (File Nos. 33-62823, 33-62825, 33-62827, 33-62829, 33-62831, 33-62833, 33-62835, 33-62837, 33-62839,
33-62841, 33-62943, 33-63247, 33-63249, 33-63253, 33-63255, 333-03277,
333-03275, 333-19241), and Form S-3 (File No. 333-2501) of our report dated
February 15, 1996, on our audits of the consolidated financial statements and financial statement schedule of Burlington Northern Santa Fe Corporation as of December 31, 1995, and for the two years in the period ended December 31, 1995, which report is included in this Annual Report on Form 10-K.

/s/  COOPERS & LYBRAND L.L.P.

COOPERS & LYBRAND L.L.P.


Fort Worth, Texas
March 28, 1997